Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-189318, 333-174861, 333-167454, 333-159927, 333,147458, 333-145795), Registration Statements on Form S-4 (File Nos. 333-195278 and 333-198231) of Wireless Ronin Technologies, Inc. of our report dated August 20, 2014 with respect to the financial statements of Creative Realities, LLC, which report appears in the Current Report on Form 8-K of Wireless Ronin Technologies, Inc. dated August 21, 2014.

Minneapolis, Minnesota

August 21, 2014